Exhibit 99.5

Noteholder’s Instructions Form

to Broker or Bank with respect to the

Exchange Offer and Consent Solicitation

Relating to Debt Securities Issued by Six Flags, Inc.

8 7/8% Senior Notes due 2010 (the “SFI 2010 Notes”) CUSIP: 83001PAD1,

9 3/4% Senior Notes due 2013 (the “SFI 2013 Notes”) CUSIP: 83001PAF6, &

9 5/8% Senior Notes due 2014 (the “SFI 2014 Notes”) CUSIPS: 83001PAH2 & 83001PAK5

(collectively, the “SFI Notes”)

To My Account Executive:

I acknowledge receipt of the Offering Memorandum and Consent Solicitation, dated April 17, 2009 (the “Offering Memorandum and Consent Solicitation Statement”), of Six Flags Inc.  This Noteholder’s Instructions instructs you to exchange (“exchange”) my SFI Notes to Six Flags, Inc.  I understand that my exchange must be made in accordance with, and is subject to the terms set forth in the Offering Memorandum and Consent Solicitation Statement.  I understand that by exchanging my SFI Notes, I simultaneously deliver my consent to the Proposed Amendments detailed in the Offering Memorandum and Consent Solicitation Statement.  If I want to retain my SFI Notes, I have instructed you not to exchange my SFI Notes.

1. The Terms of My Exchange:

☐ YES.

Please exchange my SFI Notes as indicated below:

CUSIP #	Par Amount of Notes to Exchange
$
$
$

☐ No.

Please do not exchange my SFI Notes.

2. My Name, Signature, Account Number, Address and Telephone Number:

Print Certificate owner’s Name(s):			Signature(s):

X

X

Dated:
Street Address

City	State	Zip	Account No.:

Country

Telephone Number

This completed and signed Noteholder’s Instruction must be immediately delivered to your broker or bank.  The Expiration Date of this offer is 11:59 P.M., NEW YORK CITY TIME, ON June 25, 2009, unless extended. Tendered SFI Notes may be withdrawn and consents to the Proposed Amendments may be revoked at any time on or prior to May 29, 2009 (the “Withdrawal Deadline”).  SFI Notes properly tendered and accepted are not revocable after the Withdrawal Deadline.  In order to allow sufficient time for processing your tender instruction prior to the Expiration Date, please return your Noteholder’s Instruction Form as promptly as possible.